Exhibit 99.2

Analyst Contacts:	Thad Vayda	News Release
+1 713-232-7551

Chris Kettmann
+1 713-232-7420

Media Contact:	Guy A. Cantwell	FOR RELEASE: August 30, 2011
+1 713-232-7647

TRANSOCEAN LTD. TO PRESENT AT

BARCLAYS CAPITAL CEO ENERGY-POWER CONFERENCE

ZUG, SWITZERLAND—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced that Steven L. Newman, President and Chief Executive Officer of the company, will address attendees at the Barclays Capital CEO Energy-Power Conference in New York, New York. Mr. Newman is scheduled to present on Wednesday, September 7, 2011, at 8:25 a.m., EDT, 2:25 p.m., CEST.

A live broadcast of the presentation and a replay will be publicly accessible through the company’s web site at www.deepwater.com. Go to the “Investor Relations” link and select “News & Events,” followed by “Presentations.” Participants are encouraged to log onto the site at least 15 minutes before the scheduled presentation to ensure that minimum software requirements are met.

About Transocean

Transocean is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 134 mobile offshore drilling units as well as four High-Specification Jackups under construction, Transocean’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. Transocean owns or operates a contract drilling fleet of 48 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 25 Midwater Floaters, nine High-Specification Jackups, 51 Standard Jackups and one swamp barge.

For more information about Transocean, please visit our website at www.deepwater.com.

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